EXHIBIT 21

FIRST NATIONAL OF NEBRASKA, INC.

State or Other Jurisdiction of Incorporation or Organization

First National Bank of Omaha	United States (pursuant to the National Bank Act)
Wholly-owned subsidiaries:
EFC, Inc.	Nebraska
SPC, Inc. (doing business as First of Omaha Merchant Processing)	Nebraska
RPSI, Inc. (doing business as Retriever Payment Systems, Inc.)	Nebraska
FIS, Inc.	Nebraska
First National of Nebraska Community Development Corporation	Nebraska
Cornerstone Mortgage Company	Texas
Majority-owned subsidiary:
Alternative Banking Systems, L.L.C.	Nebraska

First National Credit Corporation	Nebraska

First National Bank South Dakota	United States (pursuant to the National Bank Act)

MCV Acceptance Corporation	Nebraska

Credit Card Finance Corporation	Nebraska

Data Management Products, Inc.	Nebraska

First National Bank and Trust Company of Columbus	United States (pursuant to the National Bank Act)

First National Bank (doing business as First National Bank of Alliance-Chadron- Gering-North Platte-Scottsbluff)	United States (pursuant to the National Bank Act)

Platinum Recovery Solutions, Inc.	Nebraska

Platte Valley State Bank & Trust Company	Nebraska (state-chartered bank)

The Fremont National Bank and Trust Company Wholly-owned subsidiary:	United States (pursuant to the National Bank Act)
Nebraska Trust Company, National Association	United States (pursuant to the National Bank Act)

First National Services Corporation	Nebraska

First National Bank of Kansas	United States (pursuant to the National Bank Act)

First National of Colorado, Inc.	Delaware
Wholly-owned subsidiaries:
First National Bank (Fort Collins, Colorado)	United States (pursuant to the National Bank Act)
Union Colony Bank (Greeley, Colorado)	Colorado (state-chartered bank)
The Bank in Boulder	Colorado (state-chartered bank)
Professional Career Services, Inc.	Colorado
FNC Trust Group, National Association	United States (pursuant to the National Bank Act)

Whitetail Finance Company	Nebraska

First Technology Solutions, Inc.	Nebraska

Insync Investments, Ltd. (doing business as Information Systems, Inc.)
Nebraska
Wholly-owned subsidiaries:
Path Technology Group, Inc.	Iowa
Mountain States Micrographics, Inc. (doing business as Mountain States Imaging, Inc.)	Colorado

First National Buildings, Inc.	Nebraska

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST NATIONAL OF NEBRASKA, INC.

/s/ Bruce R. Lauritzen	Date:	March 15, 2000
by: Bruce R. Lauritzen*
Chairman

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Bruce R. Lauritzen	Date:	March 15, 2000
Bruce R. Lauritzen*
Chairman

/s/ J. William Henry	Date:	March 15, 2000
J. William Henry*
President

/s/ Dennis A. O'Neal	Date:	March 15, 2000
Dennis A. O'Neal*
Executive Vice President, Treasurer and Principal Accounting and Financial Officer

/s/ Elias J. Eliopoulos	Date:	March 15, 2000
Elias J. Eliopoulos*
Executive Vice President

/s/ Daniel K. O'Neill	Date:	March 17, 2000
Daniel K. O'Neill*
Executive Vice President Lauritzen Corporation

/s/ F. Phillips Giltner	Date:	March 17, 2000
F. Phillips Giltner*
Chairman Emeritus

/s/ Margaret Lauritzen Dodge	Date:	March 17, 2000
Margaret Lauritzen Dodge*
Commercial Loan Officer First National Bank of Omaha

/s/ Timothy D. Hart	Date:	March 15, 2000
Timothy D. Hart
Secretary

* Director